EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57501 and 333-70229) and Form S-8 (No. 33-60495) of our report dated August 9, 1999 relating to the financial statements of ISIS Pharma GmbH, Zwickau as of and for the years ended December 31, 1997 and 1998 which appear in the Current Report on Form 8-K/A of Alpharma Inc. dated August 30, 1999.


Dusseldorf
August 30, 1999



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